Exhibit 99.1

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) and Boston Private Bank Announce Agreement to Acquire Wealth Management Firm, Banyan Partners

Deal Expected to Add $4.3 Billion in Client Assets, More than $25 million of annual fee-based revenue, and Nine Locations to the Bank’s Expanding National Wealth Management Operation

BOSTON, MASS. (July 16, 2014) Boston Private Bank & Trust Company, a premier wealth management, trust and private banking company owned by Boston Private Financial Holdings, Inc., today announced the signing of an agreement to acquire all of the assets of Banyan Partners, LLC, a leading independent registered investment advisory firm. Banyan Partners has over $4.3 billion in client assets, and is headquartered in Palm Beach Gardens, Florida with locations in Boston, New York, Miami, Naples, Atlanta, Wisconsin, Texas and California. Boston Private Bank will establish a new, wholly owned subsidiary that will combine its existing wealth management business with that of Banyan Partners. Subject to regulatory approval and customary closing conditions, the transaction is expected to close in the fourth quarter of 2014.

This is the first transaction of its kind for Boston Private Financial Holdings (“BPFH” or the “Company”) as it combines Boston Private Bank’s wealth management business with Banyan Partners. Clayton G. Deutsch, CEO and President of BPFH said, “The combined operation will have approximately $9 billion in client assets under management and advisement, making it one of the leading wealth management and investment advisory companies in the U.S. BPFH’s total client assets in its wealth management businesses (including trust) are expected to expand to approximately $30 billion of total client assets. On a pro forma basis, the addition of Banyan is expected to result in an increase in the consolidated, non-spread based revenue to approximately 45% of total revenue, significantly advancing the Company towards its stated aim of creating a more fee-weighted revenue stream.” Boston Private expects to pay approximately $60 million in cash and stock upon closing, and Banyan Partners will also have the opportunity to receive additional consideration over a two year earn-out period.

Mark D. Thompson, Boston Private Bank’s President and CEO, stated, “This combination is a game-changer for us, our clients and our employees. By combining the proven strengths of Boston Private Bank, and Boston Private Wealth Management and Trust, with the distinctive investment management capabilities of Banyan Partners, we are creating a comprehensive, national wealth management firm. Banyan is led by a seasoned and talented team of professionals. Joining forces will allow us to leverage our deep investment expertise, deliver innovative and contemporary wealth advisory services, and offer direct access to Boston Private Bank’s tradition of distinctive services to private clients. With this combination, we are uniquely positioned to address the complex financial needs of a very sophisticated clientele.”

At the close of the transaction, Peter Raimondi, Banyan Partners’ Founder and CEO, will become CEO of the new wealth management company and key members of both company’s management teams will assume senior roles in the new entity. Boston Private Bank’s Executive Vice President, John J. Sullivan, will be the new entity’s Chief Business Development Officer and R. Thomas Manning, Banyan Partner’s Chief Investment Officer, will become CIO.

Peter Raimondi stated, “This is a momentous time for all of us at Banyan Partners. Since our founding in 2006, we have executed on a multi-faceted business strategy, growing at impressive organic rates and through strategic acquisitions while maintaining a single-minded focus on delivering custom portfolios to our clients. Combining with Boston Private Bank’s Wealth Management group represents the next phase in our evolution. By accessing private banking and trust services, we will now be in a special position to deliver the full complement of wealth management services to the high net worth marketplace. Both teams share a mutual passion for client service and innovative portfolio management, providing a solid foundation for expansion. I am thrilled to be able to lead this formidable group of professionals.”
Mr. Deutsch said, “We have been looking for a very special partner to extend the reach of our wealth management business and to accelerate the development of Boston Private Bank’s wealth management offering. We believe that we have found the ideal partner in Banyan, Peter Raimondi, and his leadership team. Banyan shares our core beliefs about wealth management, client protection and client service. Banyan adds tremendous technical depth to our existing team of professionals. They will also significantly expand our geographic reach into attractive and complementary markets. This transaction is a natural extension of our wealth management strategy and our intention to combine distinctive wealth management skills with outstanding private banking services, all for the benefit of our clients. This combination accelerates our client strategy in a very powerful way.”
Conference Call
As previously announced, management will hold a conference call at 8 a.m. Eastern Time on Wednesday, July 16, to discuss BPFH’s financial results, business highlights and outlook, as well as the transaction described herein. To access the call:
Dial In #: (888) 317-6003
Elite Entry Number: 2512612

Replay Information:
Available from July 16 at 12 noon until July 23
Dial In #: (877) 344-7529
Conference Number: 10048703
The call will be simultaneously webcast and may be accessed on www.bostonprivate.com

About Boston Private Bank & Trust Company
Boston Private Bank & Trust Company is a leading provider of fully integrated wealth management, trust and private banking services. For more than 25 years, Boston Private Bank has taken a highly personalized approach to serving the complex financial needs of individuals, families, business owners, private partnerships, nonprofits and community partners. The Bank is also an active provider of financing for affordable housing, first-time homebuyers, economic development, social services, community revitalization and small businesses. Headquartered in Boston, the Bank has 25 offices in Boston, San Francisco, San Jose and Los Angeles. For further information, visit www.bostonprivatebank.com.

About Banyan Partners LLC
Banyan Partners, LLC is a leading national, independent wealth management and investment advisory firm headquartered in Palm Beach Gardens, Florida. The firm has $4.5 billion in assets under advisement and nine offices located throughout the U.S. Banyan offers objective, thoughtful advice, and custom solutions for ultra-high-net worth and high-net-worth families, family offices, foundations, and institutions. For more information, visit http://www.BanyanPartners.net.

About Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management and Private Banking affiliates in Boston, New York, Los Angeles and the San Francisco Bay Area. The Company has a $6 billion Private Banking balance sheet, and manages over $24 billion of client assets.
The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)
For more information about BPFH, visit the Company's website at www.bostonprivate.com.

Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of continued weakness in general economic conditions on a national basis or in the local markets in which the Company operates; increasing government regulation; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
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INVESTOR CONTACT:
Steve Gaven
Vice President, Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3793
sgaven@bostonprivate.com

MEDIA CONTACT:
Elizabeth (Beth) Drummey
Vice President, Corporate Communications Manager
Boston Private Bank & Trust Company
edrummey@bostonprivatebank.com
(617) 912-3684

Jeff Dillow
WMC/HPR
(781) 883-2665